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                                                                   EXHIBIT 10.21

                        PFA Purchase and Supply Agreement


         This Agreement, by and between E. I. DU PONT DE NEMOURS AND COMPANY, a corporation of the State of Delaware having offices at 1007 Market Street, Wilmington, Delaware 19898 (hereafter "DuPont") and FLUOROWARE, INC., a corporation of the State of Minnesota, having offices at 3500 Lyman Boulevard, Chaska, Minnesota 55318 (hereafter "Fluoroware").

                                W I T N E S E T H

         WHEREAS DuPont manufactures and sells PFA resins;

         WHEREAS Fluoroware has for some period of time has purchased PFA resins from DuPont; and

         WHEREAS DuPont desires to continue to supply PFA resins to Fluoroware, and Fluoroware desires to continue to purchase such resins from DuPont;

         WHEREAS Fluoroware generates regrind PFA as a result of its molding operations and is interested in making a certain quantity of this regrind PFA available to DuPont for purchase, and DuPont is interested in having a right of first refusal to purchase such product;

         NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the parties agree as follows:

ARTICLE 1 - TERM AND SCOPE

         1.1 This Agreement shall cover the period November 1, 1998 to August 31, 2000. No less than six (6) months prior to the end of such period, the parties will enter into discussions regarding the terms and conditions under which this Agreement can be extended.

         1.2 This Agreement shall relate solely to the following matters:

                  (A) supply of PFA resins by DuPont to Fluoroware in the United States; and

                  (B) DuPont's right of first refusal to purchase regrind PFA generated from Fluoroware's molding operations in the United States.

ARTICLE 2 - PRODUCT

         2.1 DuPont will sell, and Fluoroware will purchase the following PFA resins (hereafter "PFA Product") as further described in the "Fluoroware Resin Specification & Control

Plans" as set forth on Attachments A, B, C, D, E, F and G hereto or as such attachments are amended and mutually agreed upon from time to time (hereafter "Fluoroware Resin Specifications"):

             440 HP (A, B, and D Grades)
             445 HP
             450 HP
             TE-5789 Conductive PFA Resin
             TE-7016 Rotomolding Powder

         2.2 Fluoroware will make available, and DuPont will have a right of first refusal to purchase a certain quantity of Regrind PFA (hereafter "Regrind") that is generated from Fluoroware's molding operations and which is in excess of Fluoroware's internal Regrind needs. This Regrind will be made available in three different classes: Class A, Class C, and Class D, which classifications describe the types of Regrind in terms of degree of cleanliness, as shown in Attachment H.

         2.3 New Resins introduced into the market by DuPont are not included as part of this agreement, but can be made part of this agreement upon mutual agreement between Fluoroware and DuPont.

ARTICLE 3 - QUALITY ASSURANCE

         3.1 DuPont warrants to Fluoroware that the PFA Product will conform to DuPont's PFA Product specifications and will provide certification with each shipment of PFA Product indicating compliance with appropriate Fluoroware Resin Specifications. Other than the foregoing, DUPONT MAKES NO WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE EVEN IF THAT PURPOSE IS KNOWN TO DUPONT, NOR ANY OTHER EXPRESS OR IMPLIED WARRANTY. Fluoroware assumes all risk and liability for results obtained by the use of the PFA Product covered by this Agreement, whether used singly or in combination with other products.

ARTICLE 4 - INSPECTION

         4.1 For the purpose of confirming compliance with Fluoroware Resins Specifications all PFA Product supplied hereunder shall be subject to inspection by Fluoroware. In the event that Fluoroware and DuPont mutually agree that any of the PFA Product shipped to Fluoroware under this Agreement does not meet the appropriate Fluoroware Resin Specifications, then Fluoroware shall have the right to reject such PFA Product by giving DuPont prompt notice thereof. DuPont may at its option obtain samples of the rejected PFA Product from Fluoroware for analysis. DuPont will, subject to availability, endeavor to ship replacement PFA Product to Fluoroware within twenty-one (21) days of receipt of notification of such rejection and will fully

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credit Fluoroware for the rejected PFA Product. DuPont will be responsible for any expenses incurred in returning such rejected PFA Product.

ARTICLE 5 - PACKAGING

         5.1 Product will be delivered in bulk containers (each nominally holding sixteen hundred (1600) pounds), or one hundred (100) pound fiber drums with polyethylene liners, or other containers acceptable to DuPont subject to the prior written approval of Fluoroware.

ARTICLE 6 - QUANTITY

         6.1 In Fluoroware's fiscal years 1999 (Sept. 1, 1998 - Aug. 31, 1999) through its fiscal year 2000 (Sept. 1, 1999 through August 31, 2000) DuPont agrees to sell to Fluoroware, at a minimum, the volume of PFA Product shown in Attachment I. Provided that Fluoroware's total requirements for PFA equal or exceed the volume shown in Attachment I for the above-identified fiscal years, Fluoroware agrees to purchase said volume at a minimum. In the event that Fluoroware's total requirements for PFA fall below the volume set forth in Attachment I for any of the fiscal years 1999 and 2000, Fluoroware agrees to purchase a minimum of (*) of its total requirements of PFA for each such year from DuPont under the terms of this Agreement.

         6.2 In each of the fiscal years, DuPont agrees to make available for sale, at a minimum, an additional (*) of Product to Fluoroware over the agreed upon volume for the coming fiscal year.

         6.3 In the event that Fluoroware's total requirements for PFA exceed the minimum purchase and supply obligations set forth above in any of the fiscal years , Fluoroware shall offer DuPont the opportunity to supply under the terms of this Agreement such additional quantities of Product as shall allow DuPont to supply in the aggregate a minimum of (*) of Fluoroware's PFA requirements for that fiscal year. DuPont may elect to supply all or any portion of such additional quantities of Product.

         6.4 The maximum monthly quantity ordered by Fluoroware will not exceed ten percent (10%) of Fluoroware's annual forecast, as provided for under Article 7, unless agreed to by the parties sixty (60) days prior to the requested ship date.

ARTICLE 7 - FORECAST REQUIREMENTS

         7.1 Fluoroware will provide DuPont a written forecast of its requirements for PFA Product on an annual basis (by Fluoroware Resin Specification) no later than ninety (90) days prior to the end of each fiscal year.

(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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         7.2 Monthly forecast updates will be provided on or before the 30th of each month. This monthly forecast update will reconfirm the next month's forecast (Month #1) and will forecast quantities for the next three months (Months #2, #3, and #4).

ARTICLE 8 - PURCHASE ORDERS

         8.1 Purchase orders will be issued for each PFA Product specifying desired quantities by grade.

ARTICLE 9 - PRICE

         9.1 The price of PFA Product will be:

             440 HP            $(*)/lb.
             445 HP            $(*)/lb.
             450 HP            $(*)/lb.
             TE-5789           $(*)/lb.
             TE-7016           $(*)/lb.

         9.2 The price of PFA Regrind purchased from Fluoroware will be more favorable than the median price for PFA regrind that Fluoroware can obtain in the open market by a minimum of $(*) per pound. Market price will be established once per year ( at least 60 days prior to the beginning of the following fiscal year) by mutual agreement between Fluoroware and DuPont.

         9.3 Pricing for new resins developed by DuPont is not a part of this Agreement and will be agreed upon separately should need arise.

         9.4 Should DuPont sell Product, or any other first quality Teflon(& PFA resin, suitable for use in applications like those currently sold by Fluoroware to a third party at a price lower than the price of comparable Product sold to Fluoroware hereunder, then DuPont shall offer Fluoroware the same PFA resin at the lower price in comparable quantity for such term as the lower price is in effect with the third party to the extent DuPont is permitted to offer such lower price by applicable laws and regulations. The foregoing provision of this
Section 9.4 shall only apply to sales from DuPont facilities based in the United States to customers based in the United States.


(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 10 - MARKETING

         10.1 During the term of this Agreement, Fluoroware agrees not to actively promote any other manufacturer of PFA fluoropolymers in the marketplace.

         10.2 DuPont recognizes the contribution Fluoroware has made in marketing and promoting the attributes and value of Teflon(R) PFA HP product to the semiconductor industry. Fluoroware's market information access, and recognition as a leader in the industry are valued. As part of this agreement, DuPont expects Fluoroware's continuing effort in gaining access and information regarding new applications and market trends.

         10.3 The Parties acknowledge that TEFLON(R) is a registered trademark of DuPont for its brand of fluoropolymer resins which can only be licensed by DuPont for use in approved applications. Use of the TEFLON(R) trademark in connection with DuPont products is not permitted without a license. This license to be provided under separate agreement.

ARTICLE 11 - SUPPLY ASSURANCE

         11.1 Except for adverse circumstances as described in Paragraph 5 of DuPont's Standard Conditions of Sale, a copy of which is attached hereto as Attachment J, in the event of a production disruption impacting DuPont's ability to supply PFA Product hereunder, Fluoroware's pro rata allocation of available Product quantities will be the most favorable of any offered to any of DuPont's PFA customers.

ARTICLE 12 - REPORTING

         12.1 On a quarterly basis, Fluoroware will provide DuPont with Quality and Deliverance Performance Ratings. DuPont agrees to develop corrective action plans for review and approval by Fluoroware when Quality Performance falls below one hundred percent (100%) and/or Delivery Performance falls below ninety-eight percent (98%).

ARTICLE 13 - MISCELLANEOUS

         13.1 Except as otherwise specifically provided in this Agreement, the provisions of DuPont's Standard Conditions of Sale shall govern each sale and shipment made hereunder. A copy of DuPont's Standard Conditions of Sale is made a part hereof and is set forth as Attachment J hereto.

         13.2 This Agreement is not assignable or transferable by either party, in whole or in part, except with the prior written consent of the other party.

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         13.3 This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware. The courts of the State of Delaware shall have exclusive jurisdiction over any dispute relating to the terms and conditions of this Agreement.

         13.4 The parties mutually agree to the terms of Attachment K, "Year 2000 Agreement."

         13.5 This Agreement embodies the entire agreement and understanding between DuPont and Fluoroware relative to the subject matter hereof and there are no understandings, agreements, conditions or representations, oral or written, expressed or implied, with reference to the subject matter hereof that are not merged or superseded hereby. No amendment, modification or release from any provision hereof shall be of any force or effect unless it is in writing, signed by the party claimed to be bound thereby, and specifically refers to this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives on the dates indicated below.


                                 E. I. DU POINT DE NEMOURS AND
                                 COMPANY


                                 By:  /s/ Henry Voigt
                                    --------------------------------------------
                                         Henry Voigt
                                 Title:  Global Business Director Fluoroproducts
                                        ----------------------------------------
                                 Date:
                                        ----------------------------------------


                                 FLUOROWARE, INC.


                                 By:  /s/ Guy L. Milliren
                                    --------------------------------------------
                                          Guy L. Milliren
                                 Title:   Senior Vice President of Operations
                                        ----------------------------------------
                                 Date:    1/7/99
                                        ----------------------------------------

                        ASSIGNMENT AND LIMITED AMENDMENT


     This is an ASSIGNMENT and LIMITED AMENDMENT ("Assignment") to the PFA Purchase and Supply Agreement dated January 7, 1999, which was made effective retroactively to November 1, 1998 (hereinafter the "Original Agreement") between
E. I. du Pont de Nemours and Company ("DuPont") and Fluoroware, Inc. ("Fluoroware"). Fluoroware merged with Empak, Inc. in June, 1999, to form a new corporation, Entegris, Inc. ("Entegris"). The purpose of this Assignment and Limited Amendment is to reflect the assignment by Fluoroware of its rights and obligations under the Original Agreement to Entegris a Minnesota corporation with a principal place of business at 3500 Lyman Boulevard, Chaska, MN 55318, to which DuPont has consented; and the Original Agreement, as modified by this Assignment and Limited Amendment, is referred to herein as the "Agreement."

     1. Assignment. FOR VALUE RECEIVED, Fluoroware, through Entegris, its successor in interest, hereby assigns and transfers to Entegris, with the consent of DuPont, all of its rights, interests and obligations in the Original Agreement (herein, the "Assigned Rights and Obligations"), and Entegris hereby accepts and assumes such Assigned Rights and Obligations. DuPont and Entegris shall cooperate with respect to transition issues and matters raised by this Assignment and relating to the Agreement; and each shall execute and/or exchange such further documentation as is reasonably necessary for such purposes.

     2. Amendments.

          (a) References to DuPont. With respect to all matters arising under the Agreement on or after the Effective Date, all references in the Original Agreement to "Fluoroware" shall be deemed to refer to "Entegris."

          (b) Period of Agreement. The first sentence of Section 1.1 of the Original Agreement is hereby amended in its entirety to read as follows:
     "This Agreement shall cover the period November 1, 1998, through August 31, 2003."

          (c) Scope. Section 1.2(A) of the Original Agreement is amended in its entirety to read as follows:

               This Agreement shall relate solely to the following matters:

               (A)  supply of PFA resins by DuPont to all Entegris facilities in the United States;....

          (d) Quantity.

               (i) Section 6.1 of the Original Agreement is amended in its entirety to read as follows:


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

                    DuPont agrees to sell to Fluoroware, at a minimum, the volume of PFA. Product shown in Attachment I, during the Fluoroware fiscal years indicated therein. Provided that Fluoroware's total requirements for PFA equal or exceed the volume shown in Attachment I for such fiscal years, Fluoroware agrees to purchase said volume at a minimum. For any year in which Fluoroware's total requirements for PFA fall below the volume set forth in Attachment I, Fluoroware agrees to purchase a minimum of (*) of its total requirements of PFA for each such year from DuPont under the terms of this Agreement.

               (ii) Attachment I from the Original Agreement is hereby replaced in its entirety by the new Attachment I, attached hereto as Exhibit A.

     4. Prices. Section 9.1 of the Original Agreement is amended in its entirety to read as follows:

     (a) The price of PFA Product for the period November 1, 1998 to August 31, 2000 will be:

                         Product               Price
                         -------               -----
                         440 HP                $(*)/lb.
                         445 HP                $(*)/lb.
                         450 HP                $(*)/lb.

                         TE-5789               $(*)/lb.
                         TE-7016               $(*)/lb.

     (b) The price of PFA Product for the period September 1, 2000 through August 31, 2003 will be:

                        Product               Price
                        -------               -----
                        440 HP                $(*)/lb.
                        445 HP                $(*)/lb.
                        450 HP                $(*)/lb.

                        TE-5789               $(*)/lb.
                        TE-7016               $(*)/lb.

     (*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     (c) Fluoroware acknowledges that DuPont intends to replace TE-7016 with a new resin by approximately the fourth quarter of 1999. Pricing for that resin will be negotiated at the time of the resin introduction.

     3. Survival: Confirmation. Except as expressly modified hereby, all of the terms and conditions of the Original Agreement remain in full force and effect and the parties hereby confirm them in all respects.


     ACCORDINGLY, the parties have caused this ASSIGNMENT and LIMITED AMENDMENT to be executed and delivered by their duly authorized representatives.


                                  E. I. du Pont de Nemours and Company


                                  By: /s/ Klaus Kimpel
                                     -------------------------------------------
                                  Title: Director, Fluoropolymers Americas
                                         ---------------------------------------
                                  Date: September 20, 1999
                                        ----------------------------------------


                                  Fluoroware, Inc. (now known as Entegris,
                                  Inc.)


                                  By: /s/ Ross Hanson
                                      ------------------------------------------
                                  Title: Materials Manager
                                         ---------------------------------------
                                  Date: September 24, 1999
                                        ----------------------------------------


                                  Entegris, Inc.


                                  By: Guy Milliren
                                      ------------------------------------------
                                  Title: Senior Vice President of Operations
                                         ---------------------------------------
                                  Date: September 24, 1999
                                        ----------------------------------------

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